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                                                                       EXHIBIT G

                                 INNOTECH, INC.
                               5568 AIRPORT ROAD
                            ROANOKE, VIRGINIA 24012

                                                                October 16, 1996

Horace N. Hudson
709 Debra Lane
Roanoke, Virginia 24153

Dear Mr. Hudson:

     This letter will confirm our agreement to amend your Employment Agreement dated as of August 23, 1995 (the "Agreement") as follows:

     Section 2.1. of the Agreement is hereby modified to increase your Base Salary (as defined in the Agreement) to $125,000 effective October 2, 1996.

     Except as hereby modified, the Agreement remains in full force and effect.

     Please acknowledge your agreement with the foregoing by signing the enclosed copy of this letter in the space provided below and returning it to us.

                                          Very truly yours,

                                          INNOTECH, INC.

                                          By: /s/ RONALD D. BLUM

                                            ------------------------------------
                                            Ronald D. Blum, O.D.
                                            Chairman and Chief
                                            Executive Officer

AGREED TO AND ACCEPTED

/s/ HORACE N. HUDSON
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Horace N. Hudson